Explanation of Responses:

        This statement is being filed jointly by IRSA Inversiones y
Representaciones Sociedad Anonima ("IRSA") and Eduardo S. Elsztain ("Elsztain"
together with IRSA, the "Reporting Persons") a citizen of the Republic of
Argentina who serves as Chairman of the board of directors of each of the following companies, except for Agrology S.A., Inversora Bolivar S.A. and Real
Estate Investment Group LP:

        (i)     IFIS Limited, a limited liability company organized under the laws of Bermuda ("IFIS");

        (ii)    Inversiones Financieras del Sur S.A., a stock corporation
organized under the laws of the Republic of Uruguay ("IFISA");

        (iii) Cresud Sociedad Anonima Comercial, Inmobiliaria, Financiera y
Agropecuaria, a stock corporation organized under the laws of the Republic of
Argentina ("Cresud");

        (iv)    Agrology S.A., a stock corporation organized under the laws of the Republic of Argentina ("Agrology");

        (v)     Consultores Assets Management S.A., a limited liability company organized under the laws of Argentina ("CAM");

        (vi) Consultores Venture Capital Limited, a limited liability company organized under the laws of Cayman Island ("CVC Cayman");

        (vii)   Consultores Venture Capital Uruguay S.A., a limited liability company organized under the laws of the Republic of Uruguay ("CVC Uruguay");

        (viii)  Agroinvestment S.A., a stock corporation organized under the laws of the Republic of Uruguay ("Agroinvestment");

        (ix)    Dolphin Fund PLC, a limited liability company organized under the laws of the Isle of Man ("Dolphin");

        (x)     Inversora Bolivar S.A., a stock corporation organized under the laws of the Argentina ("IBOSA"),

        (xi)    Tyrus S.A., a stock corporation organized under the laws of the
Republic of Uruguay, who serves as general partner of Real Estate Investment
Group L.P ("Tyrus");

        (xii) IRSA Inversiones y Representaciones Sociedad Anonima, a stock corporation organized under the laws of the Republic of Argentina ("IRSA"); and

        (xiii)  Real Estate Investment Group L.P., a limited partnership organized under the laws of Bermuda ("REIG").

        Elsztain's principal offices are located at Bolivar 108, 1st floor,
Buenos Aires, Argentina; IFIS' principal offices are located at Washington Mall
West, 2nd Floor; 7 Reid Street, Hamilton HM 11, Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @3, local 003, CP 91609,
Montevideo, Republic of Uruguay; Cresud's principal offices are located at
Moreno 877, 23rd Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina;
Agrology's principal offices are located at Moreno 877, 21st floor (C1091AAQ),
Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CVC Cayman's principal offices are located at
Regatta Office Park, P.O. Box 31106, SMB, Grand Cayman, Cayman Islands; CVC
Uruguay's principal offices are located at Ruta 8, 17,500, Edificio @3, local
003, CP 91609 Montevideo, of the Republic of Uruguay; Agroinvestment's principal offices are located at Colonia 810, Of. 803, CP 11000, Montevideo, Republic of
Uruguay; Dolphin's principal offices are located at Chamberlain Fund Services
Limited (Manager) Chamberlain Fund Services Ltd. 3rd Floor, 54-62 Athol Street,
Douglas, Isle of Man IM1 1JE; IBOSA's principal offices are located at Bolivar
108, 1st floor, Buenos Aires, Argentina; REIG principal offices are located at
Claredon House 2, Church Street, Hamilton HM CX, Bermuda, IRSA's Bolivar 108,
1st floor, Buenos Aires, Argentina and Tyrus' principal offices are located at
Colonia 810, Of. 403, CP 11000, Montevideo, Republic of Uruguay.

        The reported securities may be deemed to be indirectly beneficially owned by the list of entities in the previous paragraphs except for IRSA, IBOSA and REIG, whose direct beneficial ownership are listed below. The Reporting
Persons disclaim beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owner of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as
amended, or for any other purpose.

        (i) Elsztain is the Chairman of the Board of Directors of IFIS, IFISA,
Cresud, Dolphin, CAM, CVC Uruguay, CVC Cayman, Agroinvestment, IRSA and Tyrus,
except for Agrology, a company 97% owned by Cresud, IBOSA, a company 100% owned by IRSA and REIG, a company in which Tyrus (a company wholly owned by IRSA) is the General Partner.

        (ii) Elsztain is the beneficial owner of 37.81% of IFIS, including: (a)
15.99% owned indirectly through Agroinvestment, (b) 11.05% owned indirectly through CVC Uruguay, (c) 10.65% owned indirectly through Dolphin and (d) 2.08%
owned indirectly through CVC Cayman. Elsztain owns 85.0% of CAM which owns 100%
of CVC Uruguay which in turn owns 100% of CVC Cayman. None of these companies own directly Common Shares of Hersha Hospitality Trust ("HHT").

        (iii)   CVC Cayman serves as the Investment Manager of Dolphin and IFIS.

        (iv)    IFIS is the direct owner of 100% of the common shares of IFISA.

        (v) IFISA directly owns 0.42% of IRSA's outstanding stock and 34.78% of
Cresud's shares on a fully diluted basis. IFISA does not directly own HHT's
Common Shares.

        (vi) Cresud directly owns 50.23% of IRSA's common shares. Cresud does not directly own HHT's Common Shares.

        (vii) Agrology directly owns 6.89% of IRSA's outstanding stock. Agrology does not directly own HHT's Common Shares.

        (viii) IRSA owns 100% of IBOSA's capital stock, 100% of Tyrus' capital stock and 318,887 Common Shares of HHT.

        (ix)    IBOSA owns 190,700 Common Shares of HHT.

        (x)     Tyrus serves as general Partner of REIG.

        (xi) REIG owns 5,700,000 Common Shares of HHT and has the option to purchase up to 5,700,000 Common Shares of HHT.